UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2008
Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600

(Registrant’s telephone number including area code)
Not applicable

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 29, 2008, the Board of Directors of Robbins & Myers, Inc. (the “Company”) increased the number of directors from seven to eight and appointed Richard J. Giromini as a director of the Company for a term expiring at the Annual Meeting of Shareholders of the Company to be held in January 2010. Mr. Giromini is the President and Chief Executive Officer of Wabash National Corporation (NYSE:WNC).
Item 8.01 Other Events
In addition to the appointment of Richard J. Giromini as a director on October 29, 2008, the Board also on October 29, 2008, nominated Albert J. Neupaver as a candidate for election as a director at the Company’s Annual Meeting of Shareholders on January 7, 2009, replacing Daniel W. Duval who is retiring from the Board. Mr. Neupaver is President and Chief Executive Officer of Wabtec Corporation (NYSE:WAB).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: October 30, 2008	By:	/s/ Peter C. Wallace
Peter C. Wallace
President and Chief Executive Officer

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